Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (Nos. 333-205716, 333-207395, 333-210082, 333-216566, 333-223525, 333-229960, 333-236766, 333-253566 and 333-262983) on Form S-8 and the registration statement (No. 333-218189) on Form S-3 of Rapid7, Inc. of our report dated February 24, 2023, with respect to the consolidated financial statements of Rapid7, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Boston, Massachusetts
February 24, 2023